Exhibit 99.1

Inphi Corporation Announces Third Quarter 2015 Results

Reports 72% Year-over-Year Revenue Growth and 108% Year-over-Year Non-GAAP EPS Growth

SANTA CLARA, Calif., October 27, 2015 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets, today announced the financial results for its third quarter ended September 30, 2015.

Revenue in the third quarter of 2015 was a record $62.4 million, up 2.8% sequentially from $60.7 million reported in the second quarter of 2015 and up 72% year-over-year, compared with $36.3 million in the third quarter of 2014.

Gross margin under U.S. generally accepted accounting principles (GAAP) in the third quarter of 2015 was 62.1% of revenue, compared with 64.1% in the third quarter of 2014. The decline in gross margin was primarily due to the amortization of the acquired intangibles and amortization of inventory fair value step-up related to the acquired Cortina inventories sold during the third quarter of 2015.

GAAP net loss for the third quarter of 2015 was $1.1 million, or ($0.03) per diluted common share, compared with GAAP net loss of $6.9 million, or ($0.22) per diluted common share, in the third quarter of 2014.

GAAP free cash flow in the third quarter of 2015, defined as net cash provided by operating activities minus purchases of property and equipment, was a record source of $14.2 million as compared to a use of $3.8 million for the third quarter of 2014.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for in the third quarter of 2015 increased to 68.4%, compared with 65.0% in the third quarter of 2014.

Non-GAAP income from operations in the third quarter of 2015 was $12.7 million, or 20.3% of revenue, compared with $5.1 million, or 14.1% of revenue, in the third quarter of 2014.

Non-GAAP net income in the third quarter of 2015 was a record $10.4 million, or $0.25 per diluted common share. This compares with non-GAAP net income of $3.8 million, or $0.12 per diluted common share in the third quarter of 2014.

“We are pleased to report record revenue, non-GAAP operating profit and free cash flow in the third quarter,” said Ford Tamer, Inphi President and CEO. “We announced significant new offerings during the quarter, including our surface mount quad 100 Gigabit linear driver, our 45 Gigabaud Amplifier and Driver products, our PAM4 dual lambda family for 40, 50, 100 and 400 Gigabit applications, and our new DDR4 buffer product. We are also encouraged by our customers’ robust level of interest and positive feedback for these optical, networking and memory interconnect products.”

Nine Months 2015 Results

Revenue in the nine months ended September 30, 2015 was $182.2 million, compared with $101.4 million in the nine months ended September 30, 2014. GAAP net loss in the nine months ended September 30, 2015 was $10.8 million, or ($0.28) per diluted common share, on approximately 38.3 million diluted weighted average common shares outstanding. This compares with GAAP net loss of $5.2 million, or ($0.17) per diluted common share, on approximately 31.2 million diluted weighted average common shares outstanding in the nine months ended September 30, 2014. GAAP free cash flow for the nine months ended September 30, 2015 was a record source of $33.3 million as compared to a use of $4.0 million for the nine months ended September 30, 2014.

Non-GAAP income from operations in the nine months ended September 30, 2015 was $36.0 million, or 19.7% of revenue, compared with $12.7 million, or 12.5% of revenue, in the nine months ended September 30, 2014.

Non-GAAP net income in the nine months ended September 30, 2015 was $29.6 million, or $0.72 per diluted weighted average common share outstanding, on approximately 41.1 million diluted weighted average common shares outstanding. This compares with non-GAAP net income of $9.7 million in the nine months ended September 30, 2014, or $0.29 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on the company’s current expectations for the fourth quarter of 2015. These statements are forward-looking and actual results may differ materially.

●	Revenues are expected to be up 1.5% to 4.7% sequentially in Q4 2015, or in a range of $63.3 million to $65.3 million
●	Non-GAAP gross margin is expected to be approximately 68.5% to 68.7%.
●	Stock-based compensation expense is expected to be in the range of $7.6 million to $7.8 million.
●	GAAP results are expected to be a net loss in a range between $0.5 million to $1.3 million, or ($0.01) - ($0.03) per diluted share, on 39.4 million estimated basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense and expenses related to the Cortina acquisition, is expected to be in the range of $10.6 million to $11.4 million, or $0.25 - $0.27 per diluted share, on 42.4 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the third quarter 2015 results.

The call can be accessed by dialing 844-459-2451; international callers should dial 765-507-2591, participant passcode: 60155058. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed-signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2015 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the fourth quarter of 2015, including our revenue, gross margin, operating margin, stock-based compensation expense, operating performance, net income, earnings per share; our ability to participate in an upcoming multi-billion dollar Data Center Interconnect opportunity; expectations of our growth and customer interest in our products; EPS and cash flow; success of the Cortina integration; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$62,395	$36,278	$182,227	$101,389
Cost of revenue	23,671	13,003	76,185	36,362
Gross margin	38,724	23,275	106,042	65,027
Operating expenses:
Research and development	28,092	15,795	78,085	45,263
Sales and marketing	6,398	4,828	19,885	13,140
General and administrative	4,387	4,671	15,632	10,970
Total operating expenses	38,877	25,294	113,602	69,373
Loss from operations	(153)	(2,019)	(7,560)	(4,346)
Other income	27	245	100	577
Loss before income taxes	(126)	(1,774)	(7,460)	(3,769)
Provision for income taxes	976	5,083	3,350	1,449
Net loss	$(1,102)	$(6,857)	$(10,810)	$(5,218)

Earnings per share:
Basic	$(0.03)	$(0.22)	$(0.28)	$(0.17)
Diluted	$(0.03)	$(0.22)	$(0.28)	$(0.17)

Weighted-average shares used in computing earnings per share:
Basic	38,890,594	31,655,211	38,343,831	31,247,483
Diluted	38,890,594	31,655,211	38,343,831	31,247,483

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$334	$314	$1,078	$863
Research and development	4,375	3,261	12,413	8,642
Sales and marketing	1,127	1,242	3,346	3,040
General and administrative	1,414	1,243	4,035	3,421
	$7,250	$6,060	$20,872	$15,966

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$64,772	$30,366
Short-term investments in marketable securities	36,940	38,908
Accounts receivable, net	33,218	36,914
Inventories	20,827	26,650
Prepaid expenses and other current assets	5,580	7,661
Total current assets	161,337	140,499

Property and equipment, net	34,483	35,498
Goodwill	9,405	9,405
Identifiable intangible assets	69,469	80,773
Other noncurrent assets	14,013	12,535
Total assets	$288,707	$278,710

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,366	$7,884
Accrued expenses and other current liabilities	17,078	17,133
Deferred revenue	7,340	7,110
Total current liabilities	29,784	32,127

Other liabilities	8,201	7,409
Total liabilities	37,985	39,536

Stockholders’ equity:
Common Stock	39	37
Additional paid-in capital	349,839	327,475
Accumulated deficit	(100,000)	(89,190)
Accumulated other comprehensive income	844	852
Total stockholders’ equity	250,722	239,174

Total liabilities and stockholders’ equity	$288,707	$278,710

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to Cortina acquisition and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
GAAP revenue to Non-GAAP revenue
GAAP revenue	$62,395		$36,278		$182,227		$101,389
Cortina revenue lost due to purchase accounting	-		-		408	(a)	-
Non-GAAP revenue	$62,395		$36,278		$182,635		$101,389

GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$38,724		$23,275		$106,042		$65,027
Adjustments to GAAP gross margin:
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		303	(a)	-
Stock-based compensation	334	(b)	314	(b)	1,078	(b)	863	(b)
Acquisition related expenses	160	(c)	-		199	(c)	-
Amortization of inventory step-up	506	(d)	-		7,576	(d)	-
Amortization of intangibles	2,874	(e)	-		8,623	(e)	-
Depreciation on step-up values of fixed assets	53	(f)	-		149	(f)	-
Non-GAAP gross margin	$42,651		$23,589		$123,970		$65,890

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$28,092		$15,795		$78,085		$45,263
Adjustments to GAAP research and development:
Stock-based compensation	(4,375)	(b)	(3,261)	(b)	(12,413)	(b)	(8,642)	(b)
Impairment of in-process research and development	-		-		(1,750)	(g)	-
Acquisition related expenses	(1,194)	(c)	-		(1,417)	(c)	-
Depreciation on step-up values of fixed assets	(69)	(f)	-		(138)	(f)	-
Non-GAAP research and development	$22,454		$12,534		$62,367		$36,621

GAAP sales and marketing	$6,398		$4,828		$19,885		$13,140
Adjustments to GAAP sales and marketing:
Stock-based compensation	(1,127)	(b)	(1,242)	(b)	(3,346)	(b)	(3,040)	(b)
Acquisition related expenses	(313)	(c)	-		(462)	(c)	-
Amortization of intangibles	(204)	(e)	-		(612)	(e)	-
Depreciation on step-up values of fixed assets	(26)	(f)	-		(61)	(f)	-
Non-GAAP sales and marketing	$4,728		$3,586		$15,404		$10,100

GAAP general and administrative	$4,387		$4,671		$15,632		$10,970
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,414)	(b)	(1,243)	(b)	(4,035)	(b)	(3,421)	(b)
Acquisition related expenses	(127)	(c)	(1,091)	(c)	(715)	(c)	(1,091)	(c)
Amortization of intangibles	(46)	(e)	-		(138)	(e)	-
Depreciation on step-up values of fixed assets	(2)	(f)	-		2	(f)	-
Loss on disposal of Cortina property and equipment at fair value	-		-		(508)	(h)	-
Non-GAAP general and administrative	$2,798		$2,337		$10,238		$6,458

Non-GAAP total operating expenses	$29,980		$18,457		$88,009		$53,179

GAAP net income (loss) to Non-GAAP net income
GAAP net income (loss)	$(1,102)		$(6,857)		$(10,810)		$(5,218)
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense	7,250	(b)	6,060	(b)	20,872	(b)	15,966	(b)
Cortina revenue lost due to purchase accounting, net of cost of goods sold	-		-		408	(a)	-
Amortization of inventory fair value step-up	506	(d)	-		7,471	(d)	-
Amortization of intangibles related to purchase price	3,124	(e)	-		9,373	(e)	-
Impairment of in-process research and development	-		-		1,750	(g)	-
Depreciation on step-up values of fixed assets	148	(f)	-		346	(f)	-
Acquisition related expenses	1,796	(c)	1,091	(c)	2,793	(c)	1,091	(c)
Loss on disposal of Cortina property and equipment at fair value	-		-		508	(h)	-
Valuation allowance and tax effect of the adjustments from GAAP to non-GAAP	(1,311)	(i)	3,556	(i)	(3,140)	(i)	(2,161)	(i)
Non-GAAP net income	$10,411		$3,850		$29,571		$9,678

Shares used in computing non-GAAP basic earnings per share	38,890,594		31,655,211		38,343,831		31,247,483

Shares used in computing non-GAAP diluted earnings per share	41,508,023		33,348,235		41,127,695		33,165,151

Non-GAAP earnings per share:
Basic	$0.27		$0.12		$0.77		$0.31
Diluted	$0.25		$0.12		$0.72		$0.29

GAAP gross margin as a % of revenue	62.1%		64.1%		58.2%		64.1%
Stock-based compensation	0.5%		0.9%		0.6%		0.9%
Amortization of inventory fair value step-up and intangibles, Cortina revenue lost due to purchase accounting and others	5.8%		-		9.1%		-
Non-GAAP gross margin as a % of revenue	68.4%		65.0%		67.9%		65.0%

(a)

Reflects the Cortina revenue lost due to purchase accounting and corresponding cost of goods sold. The Company includes this item when it evaluates the continuing operational performance of the Company.

(b)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the legal, transition costs and other expenses related to Cortina acquisition. The transition costs also include short-term cash retention bonus payments to Cortina employees that were part of the purchase agreement when the Company acquired Cortina. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the cost of goods sold fair value amortization of inventory step-up related to Cortina. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance

(e)

Reflects the fair value amortization of intangibles related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the fair value depreciation of fixed assets related to Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the impairment of in-process research and development from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on disposal of certain property and equipment from the Cortina acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2015 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending December 30, 2015
	High	Low
Estimated GAAP net loss	$(530)	$(1,300)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	7,700	7,700
Amortization of inventory fair value step-up	600	600
Amortization of intangibles	3,250	3,250
Other acquisition/transition expenses	550	550
Tax effect of GAAP to non-GAAP adjustments	(200)	(200)
Estimated non-GAAP net income	$11,370	$10,600

Shares used in computing estimated non-GAAP diluted earnings per share	42,400,000	42,400,000

Estimated non-GAAP diluted earnings per share	$0.27	$0.25